                                                AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                       SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia Investment Services,  Incorporated  Prudential Investments LLC (the "Investment Manager")
and Goldman Sachs Asset Management, L.P. (the "Sub-Adviser").

                                                        W I T N E S S E T H
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WHEREAS,  American  Skandia  Advisor  Funds,  Inc. (the  "Company") is a Maryland  corporation  organized with one or more series of shares and is registered as an open-end  management  investment  company under the  Investment  Company Act of 1940, as amended (the
"ICA"); and

WHEREAS,  the Investment Manager and the Sub-Adviser each is an investment  adviser registered under the Investment  Advisers Act of
1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment  manager for the ASAF Goldman Sachs Mid-Cap Growth Fund (the "Fund"), one series of the Company,  under the terms of a management  agreement, dated May 1, 2003 with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management Agreement,  wishes to engage the Sub-Adviser,  and the Directors have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The  Sub-Adviser  will formulate and implement a continuous and prudent  investment  program for the
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Fund conforming to the investment  objective,  investment  policies and  restrictions of the Fund as set forth in the Prospectus and
Statement of Additional  Information of the Company as in effect from time to time (together,  the  "Registration  Statement"),  the
Articles of Incorporation and By-laws of the Company,  any investment  guidelines and procedures adopted by the Directors,  or other instructions  received  by the  Sub-Adviser  in  writing  from the  Investment  Manager  from time to time.  Any  amendments  to the foregoing  documents will not be deemed  effective with respect to the Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The appropriate  officers and employees of the  Sub-Adviser  will be available to consult with the Investment  Manager,  the Company and
Directors  at  reasonable  times and upon  reasonable  notice  concerning  the  business of the  Company,  including  valuations  of securities  which are not registered for public sale,  not traded on any securities  market or otherwise may be deemed  illiquid for purposes of the ICA; provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Fund's assets.
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         Subject to the supervision and control of the Investment  Manager,  which in turn is subject to the supervision and control of the  Directors,  the  Sub-Adviser  will in its  discretion  subject to its  fiduciary  obligation  determine  which  issuers  and securities will be purchased,  held, sold or exchanged by the Fund or otherwise  represented in the Fund's investment portfolio from time to time and,  subject to the provisions of paragraph 3 of this Agreement,  place orders with and give  instructions to brokers, dealers  and  others  for all such  transactions  and cause such  transactions  to be  executed.  At any time,  upon  request by the
Investment  Manager,  the Sub-Adviser  will provide to the Investment  Manager a complete list of the current  holdings of the Fund.
The Sub-Adviser  may delegate  certain of its investment  advisory and other  responsibilities  and duties  hereunder to one or more sub-sub-advisers;  subject  to:  (i) the  prior  written  approval  of the  Investment  Manager,  (ii) the  execution  of a  written
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sub-advisory  agreement  between the  Sub-Adviser  and its  delegate,  and (iii) the approval of such  agreement  by the  Directors;
provided  however that the  Sub-Adviser  may rely upon any of its advisory  affiliates in connection  with  portfolio  decisions and management  without the approvals  described in this  paragraph.  Under the terms of such  sub-advisory  agreement,  the Sub-Adviser shall  remain  responsible  for  ensuring  that the  investment  program  of the Fund is  maintained.  Custody  of the Fund  will be maintained  by a custodian  bank (the  "Custodian")  and the  Investment  Manager will  authorize  the Custodian to honor orders and instructions  by employees of the  Sub-Adviser  designated  by the  Sub-Adviser  to settle  transactions  in respect of the Fund. No assets may be  withdrawn  from the Fund other than for  settlement  of  transactions  on behalf of the Fund  except upon the written authorization  of  appropriate  officers of the Company who shall have been  certified as such by proper  authorities of the Company prior to the withdrawal.

         The  Sub-Adviser  (or its  designated  agent) will be responsible  for voting  proxies  solicited by or with respect to the issuers of  securities  in which assets of the Fund may be invested.  In voting such proxies for the Fund the  Sub-Adviser  shall do so in a manner that is in the best  interests of the Fund and that is  consistent  with the  Sub-Adviser's  own written proxy voting guidelines or policies.

         In addition,  upon  reasonable  request  from the  Investment  Manager the  Sub-Adviser  (through a qualified  person) will consult with the pricing  committee of the  Investment  Manager or the Company in valuing  securities of the Fund as may be required from time to time,  including  upon request of the Investment  Manager making  available  information of which the  Sub-Adviser  has knowledge related to the securities being valued.

         The Sub-Adviser  will not be responsible  for the provision of  administrative,  bookkeeping or accounting  services to the
Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to  supply  to the  Investment  Manager,  the Fund or the  Fund's  shareholders  the  information  required  to be  provided  by the
Sub-Adviser hereunder.  Any records maintained hereunder shall be the property of the Fund and surrendered promptly upon request.

         In furnishing the services under this Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable the
Fund to conform to the requirements of: (i) the ICA and the regulations  promulgated  thereunder;  (ii) Subchapter M , to the extent applicable,  (including Sections 851 (b)(1), (2) and (3)) of the Internal Revenue Code and the regulations  promulgated  thereunder;
(iii)  other  applicable  provisions  of state or federal  securities  law (iv) the  Articles  of  Incorporation  and By-laws of the
Company;  (v) policies,  procedures and  determinations  of the Company and the Investment  Manager  provided to the  Sub-Adviser in writing;  provided that with respect to procedures  governing  transactions  involving affiliates (such as those adopted pursuant to
ICA Rules 17a-7,  17e-1 and 10f-3),  such  procedures  will identify any affiliate of the  Investment  Manager and the Company other than affiliates of the Sub-Adviser;  (vi) the fundamental and  non-fundamental  investment  policies and restrictions  applicable to the Fund, as set out in the Registration  Statement in effect,  or as such investment  policies and  restrictions  from time to time may be amended by the Fund's  shareholders or the Directors and  communicated to the Sub-Adviser in writing;  (vii) the Registration
Statement;  and (viii)  investment  guidelines  or other  instructions  received in writing from the  Investment  Manager  including procedures  adopted by the Directors,  or other  instructions  received in writing from the Investment  Manager.  In connection with
(ii) above,  the  Sub-Adviser  shall notify the  Investment  Manager  immediately  if it has any  reasonable  belief of an impending failure to comply with the  diversification or qualification  requirements the Sub-Adviser will take all necessary steps as directed
by  the  Investment   Manager  to  adequately   diversify  the  Fund  within  the  period  under  applicable  Treas.  Reg.  1.817-5.
Notwithstanding  the foregoing,  the Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions for which  information  from the  Investment  Manager or its  authorized  agents is  required to enable the  Sub-Adviser  to monitor compliance  with such  limitations  or  restrictions  unless  such  information  is  provided to the  Sub-adviser  in  writing.  The
Sub-Adviser  shall  supervise  and monitor the  activities  of its  representatives,  personnel  and agents in  connection  with the investment program of the Fund.

         Nothing in this Agreement  shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide investment  advice and other  services to the Fund or to series or funds of the Company for which the  Sub-Adviser  does not provide such  services,  or to prevent the  Investment  Manager from  providing  such services  itself in relation to the Fund or such other series or funds.  The Sub-Advisor and the Investment  Manager  understand and agree that if the Investment  Manager manages the Fund in a  "manager-of-managers"  style, the Investment Manager will, among other things, (i) continually evaluate the performance of the
Sub-Advisor  through  quantitative  and  qualitative  analysis  and  consultations  with the  Sub-Advisor,  (ii)  periodically  make recommendations  to the Company's  Board as to whether the contract  with one or more  sub-advisors  should be renewed,  modified or terminated,  and (iii)  periodically  report  to the  Company's  Board  regarding  the  results  of its  evaluation  and  monitoring functions.  The Sub-Advisor recognizes that its services may be terminated or modified pursuant to this process.

         The  Sub-Advisor  acknowledges  that the Investment  Manager and the Company intend to rely on Rules 17a-10 and 10f-3 under the ICA, and the  Sub-Advisor  hereby  agrees that it shall not consult with any other  Sub-Advisor  to the Fund or the Company with respect to transactions in securities for the Fund's  portfolio or any other  transactions of Fund assets.  The Sub-Advisor  further acknowledges  that it shall not consult with any other  sub-advisor  of the Fund that is a principal  underwriter  or an  affiliated person of a principal  underwriter with respect to transactions in securities for the Fund's portfolio or any other  transactions of
Fund assets, and that its investment  advisory  responsibilities as set forth in this Agreement are limited to such discrete portion of the Fund's portfolio as determined by the Investment Manager.

         The  Sub-Adviser  shall be responsible for the preparation and filing of Schedules 13D and 13G, and Form 13F reflecting the
Fund's securities  holdings,  as well as preparing and filing with any non-U.S.  jurisdiction any such similar information  required to be filed by the Fund reflecting the Fund's  securities  holdings.  The  Sub-Adviser  shall not be responsible for the preparation or filing of any other reports  required of the Fund by any  governmental  or regulatory  agency,  except as expressly  agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at its expense,  will furnish all  necessary  investment  facilities,
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including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the investment and  reinvestment  of the assets of the Fund, the
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Sub-Adviser  is  responsible  for the  selection  of  broker-dealers  to  execute  purchase  and sale  transactions  for the Fund in conformity with the policy regarding  brokerage as set forth in the Registration  Statement,  or as the Directors may determine from time to time,  as well as the  negotiation  of  brokerage  commission  rates  with such  executing  broker-dealers.  Generally,  the
Sub-Adviser's  primary  consideration in placing Fund investment  transactions with  broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers  and Futures Commission  Merchants ("FCMs") and negotiating brokerage commission rates, will take all relevant factors into consideration,  including,  but not limited to: the best price available;  the best method of execution available,  including the overall cost of execution;  the reliability,  integrity and financial  condition of the  broker-dealer  or financial  intermediary  used; the size of and difficulty in executing the order; and
the value of the expected  contribution  of the  broker-dealer  to the  investment  performance  of the Fund on a continuing  basis.
Subject to such policies and procedures as the Directors may determine,  the Sub-Adviser  shall have discretion to effect investment transactions  for  the  Fund  through  broker-dealers  and  FCMs  (including,  to  the  extent  permissible  under  applicable  law, broker-dealers  affiliated  with the  Sub-Adviser)  qualified to obtain best execution of such  transactions  who provide  brokerage and/or  research  services,  as such services are defined in section 28(e) of the  Securities  Exchange Act of 1934, as amended (the
"1934 Act"),  and to cause the Fund to pay any such  broker-dealers  an amount of commission  for  effecting a portfolio  investment transaction in excess of the amount of commission another  broker-dealer  would have charged for effecting that transaction,  if the
Sub-Adviser  determines  in good faith that such amount of  commission  is  reasonable  in relation to the value of the brokerage or research  services  provided  by such  broker-dealer,  viewed in terms of  either  that  particular  investment  transaction  or the
Sub-Adviser's  overall  responsibilities  with  respect  to the Fund  and  other  accounts  as to which  the  Sub-Adviser  exercises investment  discretion  (as such  term is  defined  in  section  3(a)(35)  of the 1934  Act).  Allocation  of  orders  placed by the
Sub-Adviser on behalf of the Fund to such  broker-dealers  as well as brokerage  and/or  research  services shall be in such amounts and proportions as the Sub-Adviser  shall determine in good faith in conformity with its  responsibilities  under  applicable  laws, rules and regulations.  The Sub-Adviser will submit reports on such allocations,  brokerage  services,  and research services to the
Investment  Manager  regularly as  requested by the  Investment  Manager,  in such form as may be mutually  agreed to by the parties hereto,  indicating  the  broker-dealers  or others  to whom such  allocations  have been made and from whom such  brokerage  and/or research has been received and the basis therefor.

         Subject to the foregoing  provisions of this  paragraph 3, the  Sub-Adviser  may also consider sales of shares of the Fund, or may consider or follow  recommendations of the Investment Manager that take such sales into account,  as factors in the selection of broker-dealers to effect the Fund's investment  transactions.  Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a broker-dealer,  which provides research  services,  or to use a particular  broker-dealer  that the Investment  Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual reports,
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as may reasonably be requested by the Investment  Manager  concerning the transactions,  performance,  and compliance of the Fund so that the  Investment  Manager may review and  evaluate  the  management  of the Fund.  The  Sub-Adviser  shall  permit the books and records  maintained with respect to the Fund to be inspected and audited by the Trust,  the Investment  Manager or their  respective agents at all reasonable times during normal business hours upon reasonable  notice.  The Sub-Adviser shall immediately  notify both the Investment  Manager and the Company of any legal process served upon it in connection with its activities  hereunder,  including any legal process  served upon it on behalf of the  Investment  Manager,  the Fund or the Company.  The  Sub-Adviser  shall promptly notify the Investment  Manager of (1) any changes in any  information  regarding the  Sub-Adviser or the investment  program for the
Fund required to be disclosed in the Company's Registration  Statement, or (2) any violation of any requirement,  provision,  policy or restriction that the Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser is computed at an annual rate. The
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fee shall be payable  monthly in arrears,  based on the average daily net assets of the Fund for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In  computing  the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the
Registration  Statement.  If this  Agreement  is  terminated,  the  payment  described  herein  shall  be  prorated  to the  date of termination.

         The Investment  Manager and the Sub-Adviser  shall not be considered as partners or  participants  in a joint venture.  The
Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be obligated to pay any expenses of the Investment Manager, the Fund or the Company.  Except as otherwise  specifically  provided herein, the Investment
Manager, the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the  Sub-Adviser.  The Investment  Manager has furnished the  Sub-Adviser  with true,  correct and
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complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Adviser as portfolio manager of the Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof;

(g)      A list of companies the securities of which are not to be bought or sold for the Fund ("Restricted Securities"); and

(h)      Procedures adopted by the Directors ("Board Adopted Procedures").

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified or otherwise authenticated,  of all  amendments of or  supplements  to the  foregoing,  if any. Such  amendments or  supplements  as to items (a)
through (f) above will be provided  within 30 days of the time such  materials  become  available to the  Investment  Manager.  Such amendments or  supplements  as to item (g) and (h) above will be provided not later than the end of the business day next  following the date such  amendments or  supplements  become known to the  Investment  Manager.  Any amendments or supplements to the foregoing will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's  receipt thereof.  The Investment  Manager will provide such  additional  information as the  Sub-Adviser  may reasonably  request in connection  with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment  Manager with true, correct
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and complete copies of each of the following documents:

         (a)      The  Sub-Adviser's  Form ADV as filed with the Securities and Exchange  Commission as of the date hereof including the Sub-Adviser's most recent Form ADV Part II;

         (b)      The Sub-Adviser's most recent audited balance sheet;

         (c)      Separate lists of persons who the Sub-Adviser  wishes to have authorized to give written and/or oral  instructions to Custodians of Company assets for the Fund;

(d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof;

(e)      The Sub-Adviser's proxy voting policy or guidelines

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified or otherwise authenticated,  of all  amendments of or  supplements to the  foregoing,  if any. Such  amendments or  supplements  will be provided within 30 days of the time such  materials  become  available to the  Sub-Adviser.  Any  amendments or  supplements to the foregoing will not be deemed  effective  with  respect  to the  Investment  Manager  until  the  Investment  Manager's  receipt  thereof.  The
Sub-Adviser  will  provide  additional  information  as the  Investment  Manager  may  reasonably  request  in  connection  with the
Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto understand that any information or recommendation  supplied by the Sub-Adviser
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in  connection  with the  performance  of its  obligations  hereunder  is to be  regarded  as  confidential  and for use only by the
Investment  Manager,  the Company or such persons the  Investment  Manager may  designate in connection  with the Fund.  The parties also understand that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder, particularly,  but not  limited  to,  any list of  securities  which may not be bought or sold for the Fund,  is to be  regarded  as confidential and for use only by the Sub-Adviser in connection with its obligation to provide  investment  advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other that:  (i) it is
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registered  as an investment  adviser  under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions  in which its  activities  require it to be so registered or licensed;  (ii) it will use its  reasonable  best efforts to  maintain  each such  registration  or license in effect at all times  during the term of this  Agreement;  (iii) it will promptly notify the other if it ceases to be so registered,  if its  registration is suspended for any reason,  or if it is notified by any regulatory  organization  or court of competent  jurisdiction  that it should show cause why its  registration  should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The  Sub-Adviser  further  represents and warrants to the Investment  Manager that it believes to the best of its knowledge the information provided in items (a) and (b) of paragraph 7 are in all material respects, complete and not misleading.

         The  Sub-Adviser  further  represents  that it has adopted a written Code of Ethics in  compliance  with Rule 17j-1(C)of the
ICA. The  Sub-Adviser  shall be subject to such Code of Ethics and shall not be subject to any other Code of Ethics,  including  the
Investment Manager's Code of Ethics unless specifically adopted by the Sub -Adviser.

         The Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the Sub-Adviser by the Investment  Manager has been duly authorized and (ii) it has acted and will continue to act in connection with the  transactions contemplated  hereby, and the transactions  contemplated  hereby are, in conformity with the ICA, the Company's  governing documents and other applicable law.

10.      Liability.  In the absence of willful misfeasance,  bad faith,  negligence or disregard for its obligations hereunder,  the
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Sub-Adviser  shall not be liable to the  Company,  the Fund,  the  Fund's  shareholders  or the  Investment  Manager  for any act or omission  resulting in any loss suffered by the Company,  the Fund, the Fund's  shareholders or the Investment Manager in connection with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and  therefore,  nothing  herein shall in any way constitute a waiver or limitation of any rights which the Company, the Fund or the Investment Manager may have under applicable law.

11.      Other  Activities  of the  Sub-Adviser.  The  Investment  Manager  agrees that the  Sub-Adviser  and any of its partners or
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employees,  and persons  affiliated with the Sub-Adviser or with any such partner or employee,  may render investment  management or advisory  services to other  investors  and  institutions,  and that such  investors  and  institutions  may own,  purchase or sell, securities  or other  interests  in property  that are the same as,  similar to, or  different  from those  which are  selected  for purchase,  holding or sale for the Fund. The Investment  Manager further  acknowledges that the Sub-Adviser shall be in all respects free to take action with respect to  investments  in securities or other  interests in property that are the same as, similar to, or different from those selected for purchase,  holding or sale for the Fund. The Investment  Manager  understands that the Sub-Adviser shall not favor or disfavor any of the Sub-Adviser's clients or class of clients in the allocation of investment  opportunities,  so that to the extent practical,  such opportunities will be allocated among the Sub-Adviser's  clients over a period of time on a fair and  equitable  basis.  Nothing in this  Agreement  shall impose upon the  Sub-Adviser  any  obligation  (i) to purchase or sell, or recommend  for purchase or sale,  for the Fund any  security  which the  Sub-Adviser,  its  partners,  affiliates  or employees  may purchase or sell for the  Sub-Adviser  or such  partner's,  affiliate's  or employee's  own accounts or for the account of any other client  of the  Sub-Adviser,  advisory  or  otherwise,  or (ii) to  abstain  from  the  purchase  or  sale of any  security  for the
Sub-Adviser's  other  clients,  advisory or otherwise,  which the  Investment  Manager has placed on the list  provided  pursuant to paragraph 6(g) of this Agreement.

12.      Continuance and  Termination.  This Agreement shall remain in full force and effect for one year from the date hereof,  and
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is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority  of the  outstanding  voting securities  of the Fund.  Any such  renewal  shall be  approved by the vote of a majority of the  Directors  who are not  interested persons  under the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such  renewal.  This  Agreement  may be terminated  without  penalty  at any time by the  Investment  Manager  upon 60 days  written  notice  to the  Sub-Adviser  or by the
Sub-Adviser  upon 90 days  written  notice to the  Investment  Manager,  and will  automatically  terminate  in the event of (i) its
"assignment"  by either party to this  Agreement,  as such term is defined in the ICA,  subject to such exemptions as may be granted by the  Securities  and Exchange  Commission by rule,  regulation  or order,  (ii) upon  termination  of the  Management  Agreement, provided the  Sub-Adviser  has received  prior written  notice  thereof,  or (iii) upon the filing of bankruptcy  proceedings by the
Sub-Adviser or the filing of any receivership proceedings against the Sub-Adviser.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the personnel
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of the Sub-Adviser with responsibility for making investment  decisions in relation to the Fund (the "Portfolio  Manager(s)") or who have been authorized to give  instructions  to the Custodian.  The  Sub-Adviser  shall be responsible  for reasonable  out-of-pocket costs and expenses incurred by the Investment Manager, the Fund or the Company to amend or supplement the Company's  Prospectus:  to reflect a change in Portfolio  Manager(s)  or otherwise to comply with the ICA, the  Securities  Act of 1933,  as amended (the "1933
Act") or any other applicable statute, law, rule or regulation, as a result of such change; provided,  however, that the Sub-Adviser shall not be  responsible  for such  costs and  expenses  where the change in  Portfolio  Manager(s)  reflects  the  termination  of employment of the Portfolio  Manager(s)  with the  Sub-Adviser  and its  affiliates or is the result of a request by the  Investment
Manager or is due to other circumstances beyond the Sub-Adviser's control..

         The Sub-Adviser  will obtain the Investment  Manager's  written  approval prior to naming the Fund in any legal  proceeding involving the Fund, its holdings, assets, liabilities, affairs, or reputation.

         Any notice,  instruction or other  communication  required or contemplated by this Agreement shall be in writing.  All such communications  shall be addressed  to the  recipient  at the address set forth  below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               Goldman Sachs Asset Management, L.P.
                           32 Old Slip - 17th Floor
                           1 Financial Square
                           New York, NY  10005
                           Attention:  James A. McNamara and Howard B. Surloff

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any  affiliated  person
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within the meaning of Section  2(a)(3) of the ICA  ("affiliated  person") of the  Investment  Manager and each  person,  if any who, within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person")  the  Investment  Manager,  against any and all losses,  claims,  damages,  liabilities  or litigation  (including  reasonable  legal and other  expenses),  to which the Investment
Manager or such affiliated  person or controlling  person of the Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, the Internal Revenue Code, under any other statute, law, rule or regulation,  at common law or otherwise,  arising out of the Sub-Adviser's  responsibilities  hereunder (1) to the extent of and as a result of the willful misconduct,  bad faith, or gross  negligence  by the  Sub-Adviser,  any of the  Sub-Adviser's  employees or  representatives  or any affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material  fact contained in the  Registration  Statement,  including any amendment  thereof or any supplement  thereto,  or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading, if such a statement or omission was made in reliance upon and in conformity  with written  information  furnished by the Sub-Adviser to the Investment  Manager,  the Fund, the Company or any affiliated  person of the Investment  Manager,  the Fund or the Company or
upon verbal  information  confirmed by the  Sub-Adviser in writing,  or (3) to the extent of, and as a result of, the failure of the
Sub-Adviser to execute, or cause to be executed,  portfolio  investment  transactions  according to the requirements of the ICA, the
Registration Statement and the Board Adopted Procedures provided,  however, that in no case is the Sub-Adviser's  indemnity in favor
                                                        --------   -------
of the Investment  Manager or any affiliated  person or controlling  person of the Investment  Manager deemed to protect such person against any  liability  to which any such person  would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross negligence  in the  performance  of its duties or by reason of its  reckless  disregard  of its  obligations  and duties  under this
Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the  Sub-Adviser,  any affiliated  person of the  Sub-Adviser and each controlling  person of the  Sub-Adviser,  if any, against any and all losses,  claims,  damages,  liabilities or litigation
(including  reasonable legal and other expenses),  to which the Sub-Adviser or such affiliated  person or controlling  person of the
Sub-Adviser  may become subject under the 1933 Act, the ICA, the Advisers Act, the Internal  Revenue Code,  under any other statute, law,  rule or  regulation,  at common law or  otherwise,  arising out of the  Investment  Manager's  responsibilities  as investment manager  of the Fund (1) to the  extent  of and as a result  of the  willful  misconduct,  bad  faith,  or gross  negligence  by the
Investment  Manager,  any of the  Investment  Manager's  employees or  representatives  or any  affiliate of or any person acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement  or alleged  untrue  statement  of a material  fact contained in the  Registration  Statement,  including any amendment  thereof or any supplement  thereto,  or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading, if such a statement or omission was made other than in reliance upon and in  conformity  with written  information  furnished by the
Sub-Adviser,  or any affiliated  person of the  Sub-Adviser or other than upon verbal  information  confirmed by the  Sub-Adviser in writing;  provided,  however,  that in no case is the Investment  Manager's  indemnity in favor of the Sub-Adviser or any affiliated
          --------   -------
person or controlling  person of the Sub-Adviser  deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its  reckless  disregard  of its  obligations  and duties  under  this  Agreement.  It is agreed  that the  Investment  Manager's indemnification  obligations under this Section 14 will extend to expenses and costs (including  reasonable attorneys fees) incurred by the Sub-Adviser as a result of any litigation  brought by the Investment  Manager alleging the  Sub-Adviser's  failure to perform its obligations and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict  of Laws.  The  provisions  of this  Agreement  shall be  subject  to all  applicable  statutes,  laws,  rules and
         -----------------
regulations,  including,  without  limitation,  the  applicable  provisions  of  the  ICA  and  rules  and  regulations  promulgated thereunder.  To the extent that any provision  contained herein  conflicts with any such applicable  provision of law or regulation, the latter shall control.  The terms and provisions of this Agreement shall be interpreted  and defined in a manner  consistent with the provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision, statute,  rule or otherwise,  the remainder of this  Agreement  shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers,  etc.  Provisions of this  Agreement  may be changed,  waived,  discharged  or terminated  only by an
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instrument in writing  signed by the party against which  enforcement  of the change,  waiver,  discharge or  termination is sought.
This Agreement  (including  Exhibit A hereto) may be amended at any time by written  mutual  consent of the parties,  subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance  with,  the laws
         --------------------
of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this  Agreement is held
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to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such  illegality or invalidity  will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                         ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                                   American Skandia Advisor Funds
                                               ASAF Goldman Sachs Mid-Cap Growth Fund
                                                       Sub-advisory Agreement

                                                             EXHIBIT A
                                                             ---------

         An annual rate equal to the following percentages of the combined average daily net assets of the Fund and ASAF Goldman
Sachs Concentrated Growth Fund and the following series of American Skandia Trust, AST Goldman Sachs Mid-Cap Growth Portfolio and
AST Goldman Sachs Concentrated Growth Portfolio, that are managed by the Sub-Advisor and identified by the Sub-advisor and the
Investment Manager as being similar to the Funds .28% of the portion of the average daily net assets of the Funds not in excess of
$1 billion plus .25% of the portion of the net assets over $1 billion.